November 8, 2017

For more information, contact:

Michael P. Windisch, Chief Accounting Officer, Ramaco Resources, Inc.

859-244-7455

mpw@ramacocoal.com

RAMACO RESOURCES, INC. ANNOUNCES

THIRD QUARTER 2017 RESULTS

Lexington, Kentucky—Ramaco Resources, Inc. (NASDAQ:METC) today announced that it reported a net loss of $6.2 million, or $0.16 per share, for the quarter ended September 30, 2017 compared with a net loss of $1.5 million, or $0.07 per share, for the quarter ended September 30, 2016. The Company had revenues of $14.4 million on the sale of approximately 157,000 tons of coal in the quarter ended September 30, 2017.

“Our key objective during the third quarter was to align our production improvements and mine start-ups with the ability to process coal at the Elk Creek plant. These improvements included advancing our Alma Mine into areas that have advantaged operating conditions, as well as ramping into the dual seam mining area at the Eagle Mine. As we advanced each of these efforts during the quarter, it became clear that we would experience additional delays in the construction of the Elk Creek preparation plant. These delays accounted for most of the increase in our third quarter mining costs and in turn our negative margin. The largest impact of these delays was higher trucking and third-party processing costs,” said Michael Bauersachs, President and Chief Executive Officer of Ramaco Resources. Bauersachs continued, “Late in the third quarter we saw significant production increases at both of our deep mines. Our Elk Creek Eagle Mine has now reached the area where the Eagle and #2 Gas Seams merge, providing approximately 12 feet of cutting height. This combined seam height necessitated switching out most of the mining equipment in favor of large profile production equipment, including 12 CM miners. This work is now mostly complete,” Bauersachs added. “With the alignment of the geology, equipment and an operating preparation plant, The Eagle Mine is poised to give us a tremendous boost in production at very low mining costs. Indeed, during October, both of our deep mines produced coal at the levels that we expect in our 2018 plan. Additionally, our #1 Surface Mine and Highwall Miner operations, which began limited production in late September, are projected to provide us with 600 to 700 thousand annual tons of what will likely be our lowest cost coal.

“During the third quarter, much of our surface mine staff were diverted to other duties, including hauling and preparing stockpiles for raw coal. We closed September with over 161,000 tons of raw coal in inventory. An active Elk Creek preparation plant will also allow us to return to focusing on low cost surface and highwall miner production,” Bauersachs concluded.

For the quarter ended September 30, 2017, Ramaco Resources had coal sales revenues of $14.4 million on the sale of 100,992 tons of produced coal and 55,767 tons of purchased coal. Ramaco Resources has approximately 185,000 tons of coal committed under contract for delivery in the fourth quarter. The Company estimates that it is likely to sell an additional 30,000 tons of metallurgical coal to new coal customers over the balance of the year.

Cost of sales totaled $14.8 million in the third quarter of 2017, resulting in a negative margin of $0.4 million caused by higher trucking and third-party processing costs while construction of the preparation plant and loadout facilities at Elk Creek was underway. In the third quarter of 2016, Ramaco Resources had no coal sales revenue but generated $1.4 million in coal processing revenue from its Knox Creek plant.

Other operating costs and expenses during the third quarter of 2017 totaled $1.3 million compared to $1.5 million in the third quarter of 2016. In 2017, these expenses consisted primarily of general engineering and other outside service expenses of $1.2 million and non-production related processing expenses of $0.3 million. The former reflects the continuing development of our properties, while the latter reflects the Company’s decision not to continue to process third party coal at Knox Creek.

In the third quarter of 2017, Ramaco Resources invested $11.5 million in its planned mining operations and supporting infrastructure. This included $5.6 million for the purchase of infrastructure and mining equipment and $3.7 million for the new Elk Creek preparation plant and loadout.

“We had $29 million of cash and investments at September 30, 2017 which we believe is sufficient to complete our planned 2017 construction and development capital expenditures as well as meet operating cash requirements,” Randall Atkins, Ramaco Resources’ Executive Chairman stated. “As we have consistently said since we went public in February, we view 2017 as our development year. We have now executed on most of the milestones we set for this year and look forward to 2018 when our company begins to reach meaningful production and sales levels. One milestone was to begin washing coal at our Elk Creek preparation plant, which was achieved when it became operational late last month. As we migrate into 2018, this will eliminate a large portion of trucking costs as well as third-party washing and handling costs.

“Our company-wide production ramp-up continues and we now expect 2018 production to be approximately 2.2 million tons. An additional milestone is the commitment of 50% of this production to buyers in both the North American metallurgical and premium thermal coal markets at an average price of more than $76. This positions us well to move our remaining uncommitted 2018 coal into the export market at what we hope are very profitable margins. All of these efforts are also supportive of one of our final milestones, proving out our low cost of production, which we have previously provided guidance on. Cumulatively, we look forward to achieving significant 2018 margins,” Atkins concluded.

About Ramaco Resources, Inc.

Ramaco Resources is an operator and developer of high-quality, low cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania.

Conference Call

Ramaco Resources will hold its quarterly conference call and webcast at 9:00 AM Eastern Time (ET) on Thursday, November 9, 2017 to present its results for the third quarter of 2017 and discuss its business and market outlook for the balance of the year.

The conference call can be accessed by calling 1-844-852-8392 domestically or 1-703-639-1226 internationally. The webcast for this release will be accessible by visiting http://edge.media-server.com/m/p/4tx3vtmg

Dissemination of Company Information

Ramaco Resources intends to make future announcements regarding its developments and financial performance through its website at www.ramacoresources.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Ramaco Resources, Inc.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$9,263,356	$5,196,914
Short-term investments	19,859,952	55,237,747
Accounts receivable	2,616,727	914,741
Inventory	3,951,900	1,518,638
Prepaid expenses	1,473,838	388,921

Total current assets	37,165,773	63,256,961
Property, plant and equipment—net	103,011,333	46,433,726
Long-term investments	—	5,199,077
Advanced coal royalties	2,984,482	2,050,000
Deferred offering costs	—	2,247,974
Other	385,514	21,354

Total Assets	$143,547,102	$119,209,092

Liabilities and Equity
Liabilities
Current liabilities
Accounts payable	$14,484,726	$8,955,884
Accrued expenses	1,557,735	1,174,904
Distributions payable	—	3,905,224
Asset retirement obligations	1,195,337	693,796
Note payable	—	500,000
Other	—	127,048

Total current liabilities	17,237,798	15,356,856
Asset retirement obligations	10,667,000	9,434,838
Note payable—Ramaco Coal, LLC	—	10,629,275

Total liabilities	27,904,798	35,420,969
Commitments and contingencies	—	—
Series A preferred units	—	88,773,933
Equity
Preferred stock, 50,000,000 shares authorized, none outstanding	—	—
Common stock, 260,000,000 shares authorized, 39,509,311 and zero shares outstanding, respectively	395,093	—
Contributed capital	—	13,265,547
Additional paid-in capital	147,938,891	—
Accumulated losses	(32,691,680)	(18,251,357)

Total equity	115,642,304	(4,985,810)

Total Liabilities and Equity	$143,547,102	$119,209,092

Ramaco Resources, Inc.

Consolidated Statement of Operations

	Three Months Ended September 30,
	2017	2016
Revenue
Coal sales	$14,404,979	$—
Coal processing	—	1,465,121

Total revenue	14,404,979	1,465,121
Costs and expenses
Cost of coal sales (exclusive of items shown separately below)	14,751,276	—
Cost of coal processing (exclusive of items shown separately below)	—	384,254
Other operating costs and expenses	1,308,400	—
Asset retirement obligation accretion	101,276	94,519
Depreciation, depletion and amortization	867,968	60,519
Professional fees	480,905	737,380
Selling, general and administrative	3,237,683	1,671,855

Total costs and expenses	20,747,507	2,948,527

Operating loss	(6,342,528)	(1,483,406)
Interest and dividend income	76,843	14,071
Other income and expense	30,163
Interest expense	(21)	(63,363)

Net loss	$(6,235,543)	$(1,532,698)

Unaudited pro forma basic and fully diluted loss per share	$(0.16)	$(0.07)

4